UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

B&D Food, Corp.
(Exact name of Registrant as specified in its Charter)

Delaware	000-21247	51-0373976
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Madison Avenue, Suite 1006, New York, New York 10022-2511
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (212) 937-8456

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

May 22, 2008 B&D Food Corp. (the "Registrant" or "Company") has received a notice of resignation from its independent auditors, Schwartz, Levitsky Feldman LLP, Chartered Accountants (“SLF”. Having served as the independent auditors of the Company since 2005, SLF has never had nor does it currently have any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure or any reportable events. The auditors reports on the financial statements for the past three years during its entire engagement period have not contained any adverse opinion or disclaimer of opinion and have not been qualified or modified as to uncertainty, audit scope or accounting principles. The Company has been informed that SLF’s decision was due to business reasons.

SLF is fully cooperating with the auditor selection and transition process, which the Company expects to complete as soon as possible. The Company as part of its growth in operations will seek to retain an independent auditor with the requisite capacity and experience. The Company's next audited financial report for the year ending December 31, 2008 is due to be filed on March 31, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

B&D Food Corporation

Dated: May 22, 2008	By:	/s/ Daneil Ollech
Name: Daneil Ollech
Title: Chief Executive Officer